LOAN AGREEMENT
(Revised)

THIS LOAN AGREEMENT (“Agreement”) is made as of the 16th day of March, 2016 (the “Effective Date”), between WHITE MOUNTAIN TITANIUM CORPORATION, a Nevada corporation, (the “Borrower”) and Sociedad Contractual Minera White Mountain Titanium, a Chilean stock company and wholly-owned subsidiary of Barrower (“SCM Subsidiary”), and NEXO WMTM Holdings, LLC, a Delaware limited liability company (“Lender”). Certain capitalized terms used in this Agreement are defined in Section 9 of this Agreement.

R E C I T A L S

WHEREAS, Borrower is a mineral exploration company engaged in the search for mineral deposits or reserves which could be economically and legally extracted or recovered from mining concessions designated as the Borrower’s Cerro Blanco Project located in the Atacama region (Region III) of northern Chile, which concessions are held by SCM Subsidiary;

WHEREAS, Borrower has requested that Lender make a loan to Borrower to be used primarily to develop the Cerro Blanco Project as described in this Agreement, and Lender is willing to loan such amount to Borrower subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.     LOAN TRANSACTION.

a.     Amount. Lender agrees, on the terms and conditions of this Agreement, to make an unsecured loan (the “Loan”) to Borrower in the principal amount of Two Million and No/100 Dollars ($2,000,000.00), to be disbursed to Borrower as described in Section 1(e), below.

b.     Purpose. The proceeds of the Loan shall be used exclusively for those purposes set forth in the budget in Exhibit A attached hereto (the “Use of Proceeds Budget”).

c.     Note. The Loan shall be evidenced by, and payable in accordance with, a single 7% Senior Convertible Promissory Note (the “Note”) in form attached hereto as Exhibit B and dated as of the date of this Agreement. The Note shall bear simple interest on the unpaid principal amount thereof until such principal amount shall be paid in full, at 7% per annum. The Note is convertible into preferred shares of the Borrower’s Series A Preferred Stock (the “Series A Shares”) created under the Certificate of Designations attached hereto as Exhibit C (the “Series A Certificate of Designations”). The Series A Shares are convertible into Common Stock at the rate and under the terms established under the Series A Certificate of Designations. The Note shall be guaranteed by SCM Subsidiary as provided in the Note.

d.     Term. The term of the Loan shall be for a period of two years from the Effective Date, unless renewed or extended by the Parties by mutual agreement in writing.

e.     Disbursements of the Loan Proceeds. On the Effective Date, and subject to the terms and conditions under this Agreement, Lender shall disburse Two Million and No/100 Dollars ($2,000,000.00) to Borrower (the “Disbursement”) to be used as described in Exhibit A attached hereto. The Disbursement shall be deposited by bank wire transfer into the account of the Borrower in accordance with bank wiring instructions furnished to the Lender at least 48 hours prior to the Disbursement.

f.     Warrants to Purchase Common Stock. Contemporaneous with the Disbursement, and as additional consideration for the Loan, the Borrower shall issue to the Lender warrants to purchase up to 8,333,333 shares of common stock of the Borrower (the “Warrant Shares”) evidenced by a single warrant agreement (the “Warrant”) in form attached hereto as Exhibit D. The Warrant shall have a term of three years and shall be exercisable at $0.30 per share.

g.     Preferred Shares. Also contemporaneous with the Disbursement, and as additional consideration for the Loan which is not precluded by the Borrower’s Bylaws nor Articles of Incorporation, the Borrower shall issue to the Lender 100 Series A Shares evidenced by a single stock certificate representing the 100 Series A Shares. The Borrower shall not issue any additional Series A Shares except upon conversion of the Note as provided therein. Contemporaneous with the Disbursement, the Parties shall enter into the Registration Rights Agreement for registration of the shares of Common Stock issuable upon conversion of the Series A Shares as provided in the form of the Registration Rights Agreement attached hereto as Exhibit E.

h.     Default Protection. Pursuant to the terms outlined therein, the Borrower agrees to Confession of Judgment provisions for narrow and limited reasons known as the Stipulated Reasons of Judgment as shown in Exhibit B (a “Default Protection”). In the event that Borrower is for any reason unable to repay the Loan, SCM Subsidiary hereby agrees to repay any remaining amount of the Loan.

i.     Assignment of Development Rights of Cerro Blanco Desalination Plant. Contemporaneous with the Disbursement, the Parties shall enter into an agreement for the construction and operation of a desalination plant as provided in the Development Assignment attached hereto as Exhibit F (the “Development Assignment”).

j.     Appointment of Chairman. Contemporaneous with the Disbursement, Borrower shall appoint Andrew Sloop as nonexecutive chairman of the Board of Directors.

2.     CONDITIONS PRECEDENT TO DISBURSEMENT. Lender’s obligation to make the Disbursement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and the other Loan Documents. Borrower understands and agrees that each of the conditions set forth in this section is for the sole benefit of Lender.

a.     Loan Documents. Borrower shall have provided to Lender in form satisfactory to Lender and its legal counsel (a) each and every Loan Document, duly and validly executed by Borrower; and (d) any other documents required under this Agreement or by Lender or its counsel.

b.     Borrower Authorizations. Borrower shall have provided Lender copies of the resolutions of the Borrower’s Board of Directors (the “Board”) authorizing, approving and ratifying this Agreement and the other Loan Documents and the transactions contemplated herein and therein, as applicable, duly adopted by the Board, together with a certificate of an authorized officer of Borrower, dated the date hereof, stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the Board and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof.

c.     Classification of Directors. Prior to the Disbursement, the Borrower shall have provided to the Lender proof of an amendment to the Borrower’s Bylaws to provide for election of directors by the holders of the Series A Preferred Shares in accordance with the terms of the Certificate of Designations.

d.     Other. Borrower shall have provided Lender all such other documents or items reasonably requested by Lender or its counsel.

3.     REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender as follows (which representations and warranties shall survive the delivery of the Loan Documents and the making of the Loan contemplated hereby):

a.     Organization. Each of the Borrower and the SCM Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Borrower has delivered to the Lender true, correct and complete copies of the Articles of Incorporation and Bylaws and other organizational documents, as currently in effect, of the Borrower and the SCM Subsidiary, each as amended to date.

b.     Issuance of Securities. The equity securities issuable under this Agreement are duly authorized and, when issued and paid for in accordance with the Loan Documents, will be free and clear from all Encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or similar rights of stockholders. The Series A Shares shall be entitled to all the rights and preferences set forth in the Certificate of Designations. As of the Effective Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares and issuable upon exercise of the Warrants. Upon exercise and issuance in accordance with the Warrants, the Warrant Shares shall be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon conversion of the Preferred Shares and the issuance of shares of Common Stock in accordance with the Certificate of Designations, the shares of Common Stock shall be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Effective Date, the Certificate of Designations shall have been filed with the Secretary of State of the State of Nevada and shall be in full force and effect, enforceable against the Borrower in accordance with its terms and shall not have been amended.

c.     Authorization; Validity of Agreement. The Borrower has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to be executed and delivered by the Borrower pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Loan Documents to be executed and delivered by the Borrower pursuant to this Agreement have been duly authorized, executed and delivered by the Borrower and are valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrower has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does Borrower have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

d.     SEC Reports; Financial Statements. Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, or on a voluntary basis as though such documents had been required to be filed under these provisions, for the two years preceding the date hereof (or such shorter period as the Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Borrower included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Borrower on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e.     Liabilities. There are no material liabilities of Borrower, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Borrower or any Subsidiary, their agents or servants occurring prior to the period covered by the Financial Statements which are not disclosed by or reflected in the Financial Statements. To the Knowledge of Borrower, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of Borrower and its Subsidiaries.

f.     Material Changes; Undisclosed Events, Liabilities or Developments. Since the period covered by the Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Material Adverse Effect, (ii) Borrower has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) Borrower has not altered its method of accounting, (iv) Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Borrower has not issued any equity securities to any officer, director or Affiliate. Except for the transactions contemplated by the Loan Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Borrower, any Subsidiary, or their business, prospects, properties, operations, assets or financial condition that would result in or cause a Material Adverse Effect.

g.     Taxes. All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Borrower, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of Borrower, except as provided for in the Financial Statements, or have been incurred in the normal course of business of Borrower and its Subsidiaries since that date. All tax returns of any kind required to be filed have been filed and the taxes paid. There are no disputes as to taxes of any nature payable by Borrower or its Subsidiaries.

h.     Environmental Laws. Each of Borrower and the SCM Subsidiary (i) is in compliance with any and all Environmental Laws; (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, including the EIS, where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, a Material Adverse Effect.

i.     Compliance. Neither Borrower nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Borrower or any Subsidiary under), nor has Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause a Material Adverse Effect.

j.     Insurance. Each of Borrower and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Borrower or a Subsidiary, as applicable, is engaged. Neither Borrower nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

k.     Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Borrower or any Subsidiary, threatened against Borrower or any Subsidiary or any of their officers or directors in their capacity as such, or any of their properties or businesses, and Borrower has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither Borrower nor any Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Borrower nor any Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which either Borrower or any Subsidiary or their properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Borrower, threatened by or against either Borrower or any Subsidiary with respect to this Agreement or the other Loan Documents, or in connection with the transactions contemplated hereby or thereby, and Borrower has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

l.     Labor Relations. No material labor dispute exists or, to the knowledge of Borrower, is imminent with respect to any of the employees of Borrower or any Subsidiary, which could reasonably be expected to result in or cause a Material Adverse Effect. None of Borrower or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with Borrower or a Subsidiary, and neither Borrower nor any Subsidiary is a party to a collective bargaining agreement, and Borrower reasonably believes that their relationship with their employees is good. No executive officer, to the Knowledge of Borrower, is, or is now expected to be, in violation of any material term of any employment or consulting contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment or engagement of each such executive officer does not subject either Borrower or any Subsidiary to any liability with respect to any of the foregoing matters. Each of Borrower and the Subsidiaries is in material compliance with all U.S. federal, state, and local laws, all applicable foreign laws, and all U.S. and foreign regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a Material Adverse Effect.

m.     Material Contracts. Excepting the Loan Documents, the SEC Reports set forth true, complete and correct lists of every Material Contract currently in effect to which the Borrower or any of the Subsidiaries is a party. Each of the Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any of the Material Contracts, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Borrower or any of the Subsidiaries or on the part of any other party thereto; no consent from, or notice to, any Governmental Authority or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents that have been obtained and are in full force and effect.

n.     Regulatory Permits. Borrower and SCM Subsidiary possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities, including the EIS, necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Permits could not reasonably be expected to result in or cause a Material Adverse Effect (“Material Permits”), and neither Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

o.     Title to Assets. Each of Borrower and the Subsidiaries has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of Borrower or any Subsidiary, as applicable, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by either Borrower or any Subsidiary are held by it under valid, subsisting and enforceable leases with which such entity is in compliance.

p.     Mining Interests. The Borrower, though SCM Subsidiary, holds Good and Defensible Title to the Cerro Blanco Project. Neither the Borrower nor SCM Subsidiary is in material breach or default (and no situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of SCM Subsidiary’s obligations under any of the Cerro Blanco Basic Documents, and no breach or default by any other party to any Cerro Blanco Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by SCM Subsidiary or another party to any Cerro Blanco Basic Document) could adversely affect any of the interests of SCM Subsidiary in and to the Cerro Blanco Project. All conditions necessary to maintain the Cerro Blanco Basic Documents in force have been duly performed. To the Knowledge of Borrower, no delinquent unpaid bills or past due charges exist for any labor and materials incurred by or on behalf of the Borrower or SCM Subsidiary related to the exploration, development or operation of the Cerro Blanco Project. No suit, action or proceeding (including, without limitation, tax or environmental demands proceedings) is pending or threatened, which might result in material impairment or loss of title to any of the interests in the Cerro Blanco Project or the material value thereof.

q.     Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in making the Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect in all material respects so long as the Note remains outstanding.

4.     REPRESENTATIONS AND WARRANTIES OF LENDER. In order to induce Borrower to enter into this Agreement and to issue the Note, the Warrant, and the Series A Shares concurrent with the Distribution, Lender represents and warrants to Borrower as follows (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loan contemplated hereby):

a.     Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Lender and constitutes the valid and binding obligation of the Lender, enforceable against it in accordance with its terms.

b.     Accredited Investor. The Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

c.     Restricted Securities. The Lender understands that none of the Securities has been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC under the Securities Act. Accordingly, the undersigned hereby acknowledges that it is prepared to hold the Securities for an indefinite period.

d.     Investment Purpose. The Lender acknowledges that the Note, the Warrant, and the Series A Shares are being purchased for its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.

e.     Limitations on Resale; Restrictive Legend. The Lender acknowledges that it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Securities except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Borrower, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. The Lender also acknowledges that an appropriate legend will be placed upon each of the documents or certificates representing the Securities stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

f.     Information. The Lender has been furnished (i) with all requested materials relating to the business, finances, and operations of the Borrower; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Borrower. Representatives of the Lender have been afforded the opportunity to ask questions of the Borrower and its management and to receive answers concerning the terms and conditions of this transaction.

g.     Documents. Representatives of the Lender have received or had access to following documents: (i) the Borrower’s annual report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”); (ii) the Borrower’s quarterly reports on Form 10-Q for each of the quarters following the date of the Annual Report; (iii) the Borrower’s reports on form 8-K filed with the SEC since the filing of the Annual Report; and (iv) each and every other filing made by the Borrower with the SEC since the Annual Report. Such persons have relied upon the information contained therein and have not been furnished any other documents, literature, memorandum, or prospectus.

h.     Knowledge and Experience in Business and Financial Matters. The parties representing the Lender in this transaction have such knowledge and experience in business and financial matters that they are capable of evaluating the risks of the prospective investment in the Borrower, and the financial capacity of the Borrower is of such proportion that the total amount of the Loan to the Borrower would not be material when compared with its total financial capacity.

5.     AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will, for itself and on behalf of the Subsidiaries:

a.     Change in Financial Condition/Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower’s financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially and adversely affect its financial condition.

b.     Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis.

c.     Additional Information. Furnish such true and accurate additional information and copies of statements, financial statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, notices of any claims or lawsuits concerning Borrower’s business operations (including but not limited to claims of materialmen or subcontractors), forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.

d.     Insurance. Maintain reasonable insurance coverage on the Cerro Blanco Project in accordance with past practices or as reasonably necessary in the future to protect the value of the Cerro Blanco Project.

e.     Other Agreements. Comply with all terms and conditions of all Material Contracts whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

f.     Loan Proceeds. Use all Loan proceeds as set forth in the Use of Proceeds Budget, unless specifically consented to the contrary by Lender in writing.

g.     Taxes, Charges and Liens. Provided it does not give rise of an Event of Default hereunder, pay and discharge prior to delinquency all of Borrower and each Subsidiary’s indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower, any Subsidiary, or their properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower or any Subsidiary’s properties, income, or profits; provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices.

h.     Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Loan Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Loan Documents.

6.     NEGATIVE COVENANTS. Borrower and SCM Subsidiary covenant and agree with Lender that while the Note remains outstanding, Borrower and SCM Subsidiary shall not, and shall not permit any Subsidiary within any jurisdiction to engage in the following actions, without the prior written consent of Lender:

a.     Limitations on Liens. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of their real or personal property (including any concessions held by SCM Subsidiary in Chile) now owned or hereafter acquired, or assets of any character, except Permitted Liens. For purposes of this Agreement, “Permitted Liens” shall be limited to and mean the following: (i) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; and (ii) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent.

b.     Limitation on Indebtedness. Create, incur, assume or suffer to exist any debt (i) senior to the debt evidenced by the Note, except as evidence of a Permitted Lien nor (ii) any debt, including junior debt which contains any Default Protection involving SCM shares or substantively similar Default Protection connected to the SCM Subsidiary.

c.     Limitation on Preferred Stock. Issue or create any series of Preferred Stock equal to or superior to the rights of the Series A Shares issued or issuable to Borrower.

d.     Continuity of Operations. Cease to maintain continuity of present operations~~, its current management and ownership,~~ and its current form of existence, or transfer or sell any interest in Borrower or SCM Subsidiary to any other person.

e.     Continuity of Management. Cease to engage Michael P. Kurtanjek, or in lieu of Mr. Kurtanjek if prior written consent is provided by Lender, some other person reasonably suitable to Lender, in a principal executive position with Borrower and SCM Subsidiary reasonably necessary to maintain the viability of the EIS, development of the proposed desalination plant, and relations with the Chilean staff of SCM Subsidiary.

f.     Change of Control. Issue any securities, or instruments convertible into securities of the Borrower which would change the voting control of WMTM by more than 15%.

g.     Transfer of Property. Sell, transfer, assign, pledge, hypothecate or encumber any interest in the SCM Shares or the Cerro Blanco Project without the prior written consent of Lender.

h.     Sale or Transfer of Interests in SCM Subsidiary. Permit the sale, issuance, or transfer of any ownership or voting interest in SCM Subsidiary.

i.     Guaranty Obligations. Assume, guarantee, endorse or otherwise be or become directly or contingently liable for obligations of any person.

j.     Loans to Principals. Make any loans or advances to its owners or management.

k.     Limitation on Dividends. Pay or declare any dividends or other distributions to its shareholders.

l.     Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of business of Borrower or the Subsidiaries, as applicable, and upon fair and reasonable terms no less favorable to Borrower or any Subsidiary, as applicable, than such party would obtain in a comparable arm’s length transaction with a person not an affiliate. All indebtedness of Borrower owed to any affiliate shall be made subordinate to the indebtedness under or pursuant to this Agreement in accordance with subordination agreements in form satisfactory to Lender.

7.     EVENTS OF DEFAULT. Each of the following shall constitute an “Event of Default” under this Agreement:

a.     Non-Payment of Principal or Interest. Borrower failing to make the required principal or interest payments under the Note within 30 days of becoming due.

b.     Breach of Condition, Etc. Borrower or SCM Subsidiary violating any other material term, condition, or representation contained in this Agreement or any other Loan Document and, absent any other cure period expressly provided in the Loan Documents, such violation continues 30 days after notice from Lender.

c.     Other Defaults. The failure on the part of Borrower to pay any other material indebtedness now or hereafter owed by Borrower to Lender, or to keep and perform all of Borrower’s covenants and agreements made in connection with such other indebtedness, after all applicable notice and cure periods set forth in written documents relating to such other indebtedness

d.     Default in Favor of Third Parties. Should Borrower default under any loan, lease, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any party other than Lender that continues beyond any applicable notice and cure period and that may materially and adversely affect any of Borrower’s property, including the shares of SCM Subsidiary, or Borrower’s ability to repay the Loan or perform its obligations under this Agreement or any of the other Loan Documents.

e.     False Statements. Should any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or SCM Subsidiary under this Agreement or any of the other Loan Documents be false or misleading in any material respect at the time made or furnished, or become false or misleading in any material respect at any time thereafter.

f.     Insolvency. The insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, a majority vote of the Borrower’s Board of Directors to file for bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; provided, however, in the case of a default occasioned by an involuntary bankruptcy, insolvency or receivership proceeding against Borrower, Borrower shall have 45 days within which to obtain a dismissal thereof. In the event of a majority vote of the Borrower’s Board of Directors to file any type of petition for bankruptcy, the Borrower shall not have 45 days to obtain a dismissal; rather the majority vote by its Board of Directors shall constitute an incurable Event of Default allowing Lender to have the absolute right and sole discretion to immediately take any of the actions set forth in Section 8.

g.     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or SCM Subsidiary or by any governmental agency.

h.     Material Adverse Effect or Material Uninsured Loss. The occurrence of any Material Adverse Effect in (i) the validity, performance or enforceability of any Loan Document, (ii) the legality, financial condition, business, operations, properties, prospects, or profits of Borrower, or (iii) the ability of Borrower to fulfill its obligations under the Loan Documents or any Material Contract to which it is a party.

i.     Judgments. The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against Borrower or any of its assets in excess of $50,000 which shall not be dismissed, discharged, stayed pending appeal or bonded within 30 days after entry and, if bonded, such bond (or replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged.

j.     Adverse Change. A material adverse change occurs in Borrower’s financial condition, which causes Lender reasonably to believe that the prospect of payment or performance under this Agreement is impaired.

k.     Conflicts Among Loan Documents. In the event of any conflict between the Events of Default denoted in this Agreement and any other of the Loan Documents, the appropriate and applicable provision of this Agreement or the Loan Documents inuring to the greatest benefit of Lender shall be deemed to apply in such circumstance. Further, no notice or cure period referenced in this Agreement shall be used to extend any notice or cure period granted in any other Loan Document, nor shall any notice or cure period granted in this Agreement be in addition to any notice or cure period granted in any other Loan Document.

l.     Subsidiary Defaults. The occurrence of any of the foregoing Events of Default, to the extent applicable, with regard to a Subsidiary.

8.     EFFECT OF AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, or an event which, with the passage of time or notice or both, would constitute a default or Event of Default under any of the Loan Documents, in addition to, and not in limitation of the other remedies provided by law or any of the Loan Documents, Lender (either itself, or through any representative designated by it) shall have the absolute right at its option and election and in its sole discretion to take any of the following actions at the same or different times:

a.     Cancellation. Cancel this Agreement by written notice to Borrower.

b.     Specific Performance. Institute appropriate proceedings to enforce specific performance of the terms and conditions of this Agreement.

c.     Acceleration. Accelerate maturity of the Note and demand payment of the principal sums due thereunder, with interest, advances, costs, and reasonable attorneys’ fees, and in default of said payment or any part thereof, to enforce collection of such payment by appropriate action provided for hereunder and/or in any of the other Loan Documents in any court of competent jurisdiction.

d.     Other Remedies. Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise. Lender shall be privileged and shall have the absolute right to resort to any one, or more, or all, of said remedies, neither to the limited exclusion of the other. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

e.     Desalination Development Protection. Upon the Event of Default, Borrower agrees to perform the following measures to protect the Developer (as defined in Exhibit F):

i.	Term Extension: Extend Term (as defined in Exhibit F) of the Development Assignment from four (4) years to eight (8) years;

ii.	Project Entity: As defined in Exhibit F, Borrower agrees it will forfeit any White Mountain Equity unless and until the Confession of Judgment is completely satisfied and has been paid in full;

iii.	EIS Modification: Borrower and SCM Subsidiary shall add the Developer as a party to the EIS; and

iv.

SCM Subsidiary: Borrower and SCM Subsidiary (i) shall add the Developer as a director and or manager (or their collectively equivalent under Chilean law) to the SCM Subsidiary; and (ii) affirmatively agrees to the additional negative covenant of the SCM Subsidiary being precluded from signing any material contract without prior Developer (as defined in Exhibit F) consent.

9.     CERTAIN DEFINITIONS.

a.     As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” means all Laws, to the extent applicable to any Person.

“Appurtenant Rights” means the Borrower’s, interest in (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Cerro Blanc Project and all rights in the Cerro Blanco Project; (b) all Fixtures and Equipment located on or used in connection with the Cerro Blanco Project; (c) all presently existing production sales contracts, operating, pooling, unitization and other contracts or agreements which relate to the Cerro Blanco Project; and (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Cerro Blanco Project.

“Cerro Blanco Basic Documents” means all of the following documents and instruments, including those that are recorded and unrecorded, which are reasonably necessary to the conduct of exploration, mining, or other operations on the Cerro Blanco Project:

(i)     all material contracts and agreements comprising any part of, or relating or pertaining to, the mining concessions, including but not limited contracts by which the mining concessions were acquired;

(ii)     all agreements or arrangements for the sale, transportation, or other marketing of a material volume of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

(iii)     all documents and instruments evidencing the EIS.

“Cerro Blanco Project” means the nine natural rutile prospects designated as the Las Carolinas, La Cantera, Eli, Chascones, Hororio’s Creek, Hippo Ear, Quartz Creek, Algodon and Bono prospects represented by 44 registered mining exploitation concessions and 36 exploration concessions held by SMC Subsidiary and located over an area of approximately 17,041 hectares in in the Atacama geographic region (Region III) of northern Chile.

“Common Stock” means the common stock of the Borrower, par value $0.001 per share.

“Contract” means any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“Encumbrance” means a claim, Lien, charge, tax, right of first refusal, mortgage, encumbrance, pledge, other security interest of any kind or other restriction.

“EIS” means the Environmental Impact Statement received by SCM Subsidiary for the Cerro Blanco Project issued by the relevant Chilean government agencies.

“Environmental Laws” means any relevant national, state or local law or ordinance or regulation in applicable jurisdictions pertaining to the protection of human health or the environment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fixtures and Equipment” means the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good and Defensible Title” means, as to the Cerro Blanco Project, (i) title to the Cerro Blanco Project by virtue of which the Borrower can successfully defend against a claim to the contrary made by a third party, and in the exercise of reasonable judgment and in good faith; and (ii) SCM Subsidiary’s interest in the Cerro Blanco Project is subject to no liens, encumbrances, obligations or defects.

“Governmental Authority” means: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Knowledge” means, as it relates to the Borrower, the actual knowledge of each member of its Board of Directors and its CEO, in each case upon reasonable inquiry.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

“Loan Documents” means this Agreement and the Note, the Certificate of Designations, the Warrant, the Development Assignment, and such other documents as to which the Parties may enter into in connection with the transaction set forth in this Agreement.

“Material” and “materially” except as otherwise specifically defined in this Agreement, when used in this Agreement refer, with respect to a given Person, to a level of significance that would have affected any decision of a reasonable person in that Person’s position regarding whether to enter into this Agreement or would affect any decision of a reasonable person in that Person’s position regarding whether to consummate the transactions contemplated by this Agreement.

“Material Contract” means each Contract required to be filed in accordance with the provisions of Item 601(10) of Regulation S-K promulgated by the SEC.

“*Party” or “Parties” means the Borrower and Lender and their assigns.

“Permit” means a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

“Person” means any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“Material Adverse Effect” means any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of the Borrower or its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the world economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Borrower or its Subsidiaries approved or consented to in writing by the Lender.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” shall mean the Note, the Warrant, the Warrant Shares, the Series A Shares, and the shares of Common Stock issuable upon conversion of the Series A Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” or “Subsidiaries” shall means any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by the Borrower or by one or more of such subsidiary entity.

b.     Other Definitions. In addition to the terms set forth in Section 9(a) and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Agreement	Preamble
Annual Report	§4(g)
Borrower	Preamble
Development Assignment	§1(i)
Disbursement	§1(e)
Effective Date	Preamble
Event of Default	§7
Financial Statements	§3(d)
Lender	Preamble
Loan	§1(a)
Material Permits	§3(n)
Permitted Liens	§6(a)
SCM Shares	§1(h)
SCM Subsidiary	Preamble
SEC Reports	§3(d)
Series A Certificate of Designations	§1(c)
Series A Shares	§1(c)
Default Protections	§1(h)
Use of Proceeds Budget	§1(b)
Warrant	§1(f)
Warrant Shares	§1(f)

10.     ADDITIONAL STIPULATIONS AND AGREEMENTS OF BORROWER. The following additional agreements of Borrower and Lender are a part of this Agreement and pursuant to which Borrower and Lender hereby agrees as follows:

a.     Amendments. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the Party or Parties sought to be charged or bound by the alteration or amendment.

b.     Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principals thereof. The Parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereto hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

c.     Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION MAY NOT BE ORALLY WAIVED AND CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THE NOTE IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

d.     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

e.     This Agreement Part of Note. The Note may specifically incorporate this Agreement by reference and in the event that the Note and/or any of the other Loan Documents are duly assigned, this Agreement shall be considered assigned in like manner. In the event of a conflict between any of the provisions of the Note or any other document evidencing or securing the Loan, and this Agreement, the provisions of this Agreement shall control unless such other document results in further or greater protection to Lender, in which case such document resulting in further or greater protection to Lender shall control.

f.     Exclusiveness. This Agreement and the other Loan Documents are made for the sole protection of Borrower and Lender, and Lender’s successors and assigns, and no other party shall have any right of action hereunder.

g.     Broker’s Commissions. Borrower represents and covenants that it does not know of a broker which was in any way connected with the Loan. Borrower agrees to indemnify and hold Lender harmless from and against any loss, cost, liability or expense (including, but not limited to, reasonable attorneys’ fees) incurred as a result of the enforcement of any claim of a broker’s or finder’s fee against Lender should these representations prove to be false.

h.     Costs, Fees and Expenses. Each Party to this Agreement shall bear and be financially responsible for its own costs associated with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, including but not limited to: due diligence costs, and legal expenses for the creation and review of the Definitive Agreements.

i.     Post Judgment Attorney Fees. If the service of an attorney is required by Lender to enforce a judgment rendered in connection with the Loan, this Agreement, or any of the other Loan Documents, Lender shall be entitled to its reasonable attorneys’ fees, legal expenses, and costs and such attorneys’ fees, legal expenses and costs shall be recoverable together with its Confession of Judgment. This provision shall be severable from all other provisions of this Agreement or the other Loan Documents, shall survive any judgment, and shall not be deemed merged into the judgment.

j.     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the Parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any Party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other Party in accordance with this section.

If to Borrower at:	Augusto Leguia 100, Oficina 1401, Las Condes
Santiago, Chile
Attention: Michael P. Kurtanjek, CEO
Facsimile No.:
Email Address: mpk@wmtcorp.com

With a copy (which will not
constitute notice) to:	Ronald N. Vance
The Law Office of Ronald N. Vance &
Associates, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Facsimile No. (801) 446-8803
Email Address: ron@vancelaw.us

If to Lender at:	68 South Main Street, 8th Floor
Salt Lake City, Utah 84101
Attention: Joshua T. Tandy
Facsimile No.:
Email Address: josh@nexocapitalpartners.com

With a copy (which will not	68 South Main Street, 8th Floor
constitute notice) to:	Salt Lake City, Utah 84101

Attention: Andrew G. Sloop
Facsimile No.:
Email Address: andrew@nexocapitalpartners.com

k.    Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any Party, such finding shall not render that provision invalid or unenforceable as to any other Persons. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

l.     Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

m.     Entire Agreement. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements, including Summary of Terms dated March 4, 2016, between the Parties hereto relating to the subject matter of this Agreement.

n.     Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on Lender’s behalf.

o.     Time Is of the Essence. Time is of the essence in the performance of this Agreement and the obligations created hereby.

p.     Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

q.     Extension or Renewal. Borrower and Lender agree that, by mutual consent evidenced by a written instrument, this Agreement and the other Loan Documents, from time to time, may be extended or renewed in whole or in part, and the rate of interest thereon may be changed, or fees in consideration of loan extensions imposed, and any related right or security thereby waived, exchanged, surrendered or otherwise dealt with, and any of the acts mentioned in the Note may be done, all without affecting the liability (except as set forth therein) of Borrower and all other obligors, endorsers, and co-makers under this Agreement, the Note and the other Loan Documents.

r.     Governing Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. All consents, notices, reports and other written documents to be delivered or provided by a Party under this Agreement shall be in the English language, unless otherwise agreed by the receiving Party, and in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

s.     Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall, together, constitute one and the same instrument. This Agreement, the other Loan Agreements, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or e-mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall reexecute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

t.     Currency. Unless otherwise stated, all dollars specified in this Agreement and the other Loan Documents are in U.S. dollars.

u.     Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” or words of similar import, and all references herein to sections, exhibits and schedules shall be deemed references to sections, exhibits and schedules of this Agreement, unless the context shall otherwise require.

v.     Exhibits. Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof. The following exhibits are attached to this Agreement:

Exhibit A	Use of Proceeds Budget
Exhibit B	7% Senior Convertible Promissory Note
Exhibit C	Certificate of Designations for Series A Preferred Stock
Exhibit D	Common Stock Purchase Warrant
Exhibit E	Registration Rights Agreement
Exhibit F	Development Assignment

w.     Representation of Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty with respect to the provisions of this Agreement or their interpretation or application shall not be construed against either Borrower or Lender based upon authorship of any of the provisions hereof. Borrower and Lender each hereby warrants, represents and certifies to the other as follows: (a) that the contents of this Agreement and the other Loan Documents have been completely and carefully read by the representing Party and counsel for the representing Party; (b) that the representing Party has been separately represented by counsel and the representing Party is satisfied with such representation; and (c) that the representing Party’s counsel has advised the representing Party of, and the representing Party fully understands, the legal consequences of this Agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the Effective Date set out above.

LENDER:
NEXO WMTM Holdings, LLC

By:	/s/ Andrew G. Sloop
Name: Andrew G. Sloop
Title: Partner

BORROWER:
WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Name: Michael P. Kurtanjek
Title: Interim Chief Executive Officer

SCM SUBSIDIARY:
SOCIEDAD CONTRACTUAL MINERA WHITE
MOUNTAIN TITANIUM

By:	/s/ Michael P. Kurtanjek
Name: Michael P. Kurtanjek
Title: President